Exhibit 23.4
Consent of Independent Registered Public Accounting Firm
The Board of Directors
McDATA Corporation:
We consent to the use of our reports with respect to the consolidated financial statements and related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.
Our report dated April 11, 2005, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of January 31, 2005, expresses our opinion that Computer Network Technology Corporation did not maintain effective internal control over financial reporting as of January 31, 2005 because of the effects of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that the following material weaknesses were identified as of January 31, 2005:
•	Procedures reconciling the Company’s offsite finished goods inventory to the general ledger were not adequate to ensure that the general ledger amounts represented actual offsite finished goods inventory. Specifically, the Company’s personnel were not adequately trained in the Company’s policies and procedures for physical tracking and recording changes to offsite finished goods inventory. This deficiency in internal control resulted in material misstatements of finished goods inventory and cost of products sold and operating expenses as of January 31, 2005.
•	The Company’s information technology access controls were not designed to prevent Company personnel from accessing inventory accounting information and initiating erroneous accounting entries affecting amounts recorded as finished goods inventory. Specifically, this deficiency contributed to the aforementioned material misstatements in the Company’s interim and annual financial information.
/s/ KPMG LLP
Minneapolis, Minnesota
September 29, 2006